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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated March 17, 1999, (which expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation as described in Note 18, and the change in the method of recognizing revenue and membership solicitation costs as described in Note 2) appearing in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 25, 1999